Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 2 our report dated March 26, 2017, relating to the balance sheet of Kayne Anderson Acquisition Corp. as of December 31, 2016, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from December 12, 2016 (date of inception) to December 31, 2016 and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

March 26, 2017